Exhibit 10.4
WESTMORELAND COAL COMPANY
Restricted Stock Agreement
Granted under the 2007 Equity Incentive Plan for Employees and Non-Employee Directors

Name of Recipient:
Number of shares of restricted common stock awarded:
Grant Date:

     Westmoreland Coal Company (the “Company”) has selected you to receive the restricted stock award described above, which is subject to the provisions of the Company’s 2007 Equity Incentive Plan for Employees and Non-Employee Directors (the “Plan”) and the terms and conditions contained in this Restricted Stock Agreement. Please confirm your acceptance of this restricted stock award and of the terms and conditions of this Agreement by signing a copy of this Agreement where indicated below.

WESTMORELAND COAL COMPANY
By:
Name:
Title:

Accepted and Agreed:

Name:

WESTMORELAND COAL COMPANY
Restricted Stock Agreement
Granted under the 2007 Equity Incentive Plan for Employees and Non-Employee Directors
     The terms and conditions of the award of shares of restricted common stock of the Company (the “Restricted Shares”) made to the Recipient, as set forth on the cover page of this Agreement, are as follows:
     1. Issuance of Restricted Shares.
          (a) The Restricted Shares are issued to the Recipient, effective as of the Grant Date (as set forth on the cover page of this Agreement), in consideration of [Recipient’s acceptance of employment with the Company and of services to be rendered][employment services rendered and to be rendered] by the Recipient to the Company.
          (b) As promptly as practicable following the Grant Date, the Company shall issue one or more certificates in the name of the Recipient for the Restricted Shares. Such certificate(s) shall initially be held on behalf of the Recipient by the Secretary of the Company. Following the vesting of any Restricted Shares pursuant to Section 2 below, the Secretary shall, if requested by the Recipient, deliver to the Recipient a certificate representing the vested Restricted Shares. The Recipient agrees that the Restricted Shares shall be subject to the forfeiture provisions set forth in Section 3 of this Agreement and the restrictions on transfer set forth in Section 4 of this Agreement.
     2. Vesting.
          (a) Vesting Schedule. Unless otherwise provided in this Agreement or the Plan, the Restricted Shares shall vest in accordance with the following vesting schedule: ___% of the total number of Restricted Shares shall vest on the [first anniversary] of the Grant Date and ___% of the total number of Restricted Shares shall vest at the end of each successive ___ period following the [first anniversary] of the Grant Date, through and including the ___ anniversary of the Grant Date. Any fractional number of Restricted Shares resulting from the application of the foregoing percentages shall be rounded down to the nearest whole number of Restricted Shares.
          (b) Acceleration of Vesting. Notwithstanding the foregoing vesting schedule, all unvested Restricted Shares shall vest effective immediately prior to (i) a Change in Control Event (as defined in the Plan) or (ii) the death, Disability (as defined below) or Qualifying Retirement (as defined below) of the Recipient.
          (c) Definitions. For purposes of this Agreement:
               (i) “Disability” means: (A) if the Recipient’s employment with the Company is subject to the terms of an employment agreement between the Recipient and the Company, which employment agreement includes a definition of “Disability”, the term

“Disability” as used in this Agreement shall have the meaning set forth in such employment agreement during the period that such employment agreement remains in effect; (B) in the absence of such an agreement, the term “Disability” as used in the Company’s long-term disability plan, if any; or (C) if neither clause (A) nor clause (B) is applicable, a physical or mental infirmity which impairs the Recipient’s ability to substantially perform his or her duties for a period of 180 consecutive days.
               (ii) A “Qualifying Retirement” means retirement by the Recipient after satisfaction of the conditions in either clause (A) or clause (B): (A) the Recipient has both (1) attained the age of 55 and (2) completed at least ten years of employment with the Company; or (B) the sum of the Recipient’s age plus the number of years he or she has been employed by the Company equals or exceeds 75 years.
     3. Forfeiture of Unvested Restricted Shares Upon Employment Termination.
     In the event that the Recipient ceases to be employed by the Company for any reason or no reason, with or without cause (except as provided in Section 2(b) above), all of the Restricted Shares that are unvested as of the time of such employment termination shall be forfeited immediately and automatically to the Company, without the payment of any consideration to the Recipient, effective as of such termination of employment. The Recipient hereby authorizes the Company to take any actions necessary or appropriate to cancel any certificate(s) representing forfeited Restricted Shares and transfer ownership of such forfeited Restricted Shares to the Company; and if the Company or its transfer agent requires an executed stock power or similar confirmatory instrument in connection with such cancellation and transfer, the Recipient shall promptly execute and deliver the same to the Company. The Recipient shall have no further rights with respect to any Restricted Shares that are so forfeited. If the Recipient is employed by a subsidiary of the Company, any references in this Agreement to employment with the Company shall instead be deemed to refer to employment with such subsidiary.
     4. Restrictions on Transfer.
     The Recipient shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively “transfer”) any Restricted Shares, or any interest therein, until such Restricted Shares have vested, except that the Recipient may transfer such Restricted Shares: to or for the benefit of any spouse, parents, children, step-children, grandchildren, legal dependents and any other relatives approved by the Compensation and Benefits Committee (collectively, “Approved Relatives”) or to a trust established solely for the benefit of the Recipient and/or Approved Relatives, provided that such Restricted Shares shall remain subject to this Agreement (including without limitation the forfeiture provisions set forth in Section 3 and the restrictions on transfer set forth in this Section 4) and such permitted transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement. The Company shall not be required (i) to transfer on its books any of the Restricted Shares which have been transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Restricted Shares or to pay dividends to any transferee to whom such Restricted Shares have been transferred in violation of any of the provisions of this Agreement.

     5. Restrictive Legends.
     All certificates representing Restricted Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under applicable law:
“These shares of stock are subject to forfeiture provisions and restrictions on transfer set forth in a certain Restricted Stock Agreement between the corporation and the registered owner of these shares (or his or her predecessor in interest), and such Agreement is available for inspection without charge at the office of the Secretary of the corporation.”
     6. Rights as a Shareholder. Except as otherwise provided in this Agreement, for so long as the Recipient is the registered owner of the Restricted Shares, the Recipient shall (i) have the right to vote the Restricted Shares and act in respect of the Restricted Shares at any meeting of shareholders and (ii) be entitled to all ordinary cash dividends paid with respect to the Restricted Shares. If any dividends or distributions are paid in shares, or consist of a dividend or distribution to holders of Common Stock other than an ordinary cash dividend, the shares, cash or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid.
     7. Provisions of the Plan.
     This Agreement is subject to the provisions of the Plan, a copy of which is furnished to the Recipient with this Agreement.
     8. Tax Matters.
          (a) Acknowledgments; Section 83(b) Election. The Recipient acknowledges that he or she is responsible obtaining the advice of the Recipient’s own tax advisors with respect to the acquisition of the Restricted Shares and the Recipient is relying solely on such advisors and not on any statements or representations of the Company or any of its agents with respect to the tax consequences relating to the Restricted Shares. The Recipient understands that the Recipient (and not the Company) shall be responsible for the Recipient’s tax liability that may arise in connection with the acquisition, vesting and/or disposition of the Restricted Shares. The Recipient acknowledges that he or she has been informed of the availability of making an election under Section 83(b) of the Internal Revenue Code, as amended, with respect to the issuance of the Restricted Shares and that the Recipient has decided not to file a Section 83(b) election.
          (b) Withholding. The Recipient acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Recipient any federal, state, local or other taxes of any kind required by law to be withheld with respect to the vesting of the Restricted Shares. On each date on which Restricted Shares vest, the Company shall deliver written notice to the Recipient of the amount of withholding taxes due with respect to the vesting of the Restricted Shares that vest on such date; provided, however, that the total tax withholding cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Recipient shall satisfy such tax withholding obligations by making a cash payment to the Company on the date of vesting of the Restricted Shares, in the amount of the Company’s withholding obligation in connection with the vesting of such Restricted Shares. The Recipient may, if the Compensation and Benefits Committee so approves in writing in advance of the applicable vesting date, satisfy such tax withholding obligations by transferring to the Company, on each date on which Restricted Shares vest under this Agreement, such number of Restricted Shares that vest on such date as have a fair market value (calculated using the last reported sale price of the common stock of the Company on the American Stock Exchange on the trading date immediately prior to such vesting date) equal to the amount of the Company’s tax withholding obligation in connection with the vesting of such Restricted Shares. To effect such delivery of Restricted Shares, the Recipient hereby authorizes the Company to take any actions necessary or appropriate to cancel any certificate(s) representing such Restricted Shares and transfer ownership of such Restricted Shares to the Company; and if the Company or its transfer agent requires an executed stock power or similar confirmatory instrument in connection with such cancellation and transfer, the Recipient shall promptly execute and deliver the same to the Company.
     9. Miscellaneous.
          (a) Authority of Compensation and Benefits Committee. In making any decisions or taking any actions with respect to the matters covered by this Agreement, the Compensation and Benefits Committee shall have all of the authority and discretion, and shall be subject to all of the protections, provided for in the Plan. All decisions and actions by the Compensation and Benefits Committee with respect to this Agreement shall be made in the Compensation and Benefits Committee’s discretion and shall be final and binding on the Recipient.
          (b) No Right to Continued Employment. The Recipient acknowledges and agrees that, notwithstanding the fact that the vesting of the Restricted Shares is contingent upon his or her continued employment by the Company, this Agreement does not constitute an express or implied promise of continued employment or confer upon the Recipient any rights with respect to continued employment by the Company.
          (c) Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware without regard to any applicable conflicts of laws provisions.
          (d) Recipient’s Acknowledgments. The Recipient acknowledges that he or she has read this Agreement, has received and read the Plan, and understands the terms and conditions of this Agreement and the Plan.

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